PARK CITY GROUP, INC.	CONTROL ID:
REQUEST ID:
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”)
DATE:	November 18, 2021
TIME:	9:00 a.m. MST
LOCATION:	5282 South Commerce Drive, Suite D292, Murray, Utah 84107

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/PCYG and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/PCYG

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before October 29, 2021.

you may enter your voting instructions at https://www.iproxydirect.com/PCYG until 11:59 pm eastern time November 17, 2021
The purposes of this meeting are as follows:
1.
1. To elect each of the following director nominees to hold office for a one year term or until their successors are duly elected and qualified:

-  Randall K. Fields;
-  Robert W. Allen;
-  Ronald C. Hodge; and
-  Peter J. Larkin.

2. To ratify the appointment of Haynie & Company as park city group, Inc.’s independent auditors for the fiscal year ending June 30, 2022.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.
The board of directors has fixed the close of business on September 24, 2021 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and Series B Convertible Preferred Stock.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE IDENTIFIED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

Please note - This is not a Proxy Card - you cannot vote by returning this card

FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

PARK CITY GROUP, INC.
SHAREHOLDER SERVICES
1 Glenwood Avenue Suite 1001
Raleigh NC 27603

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT